UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to
FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 1999

JDS Uniphase Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-22874	94-2579683
(Commission File Number)	(IRS Employer Identification Number)

163 Baypointe Parkway
San Jose, California   95134
(Address of principal executive offices including zip code)

(408) 434-1800
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

This Amendment to Item 7. of the Report on Form 8-K/A filed by the Registrant on November 30, 1999 updates the pro forma financial information referred to below.

Item 7.     Pro Forma Information and Exhibits

(b)     Pro Forma Financial Information

The following Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations give effect to the merger between JDS and OCLI using the purchase method of accounting and include the pro forma adjustments described in the accompanying notes. The Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations are presented as if the combination had taken place on July 1, 1998.

Effective June 30, 1999, Uniphase Corporation combined its operations with JDS FITEL Inc. to form JDS Uniphase Corporation in a transaction accounted for as a purchase. Accordingly, the historical statement of operations for JDS Uniphase for the year ended June 30, 1999 does not include the results of operations for JDS FITEL Inc. for that period. The Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations for the fiscal year ended June 30, 1999 is based on the Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations of JDS Uniphase included in Form 8-K/A filed November 3, 1999 (combining Uniphase and JDS FITEL Inc.) after giving effect to the merger with OCLI under the purchase method of accounting and the assumptions and adjustments described in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations.

On February 4, 2000, JDS Uniphase acquired OCLI. Accordingly, the historical results of operations for JDS Uniphase include the operations of OCLI subsequent to that date. The Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations for the nine months ended March 31, 2000 combines the historical financial statements for that period of JDS Uniphase and the nine months ended January 31, 2000 for OCLI, after giving effect to the merger with OCLI under the purchase method of accounting and the assumptions and adjustments described in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations.

The Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations should be read in conjunction with the historical financial statements of JDS Uniphase and OCLI and the Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations of JDS Uniphase included in Form 8-K/A filed November 3, 1999 (combining Uniphase Corporation and JDS FITEL Inc.) The pro forma information does not purport to be indicative of the results that would have been reported if the above transaction had been in effect for the period presented or which may result in the future.

JDS Uniphase acquired AFC Technologies in August 1999 and in November 1999 acquired EPITAXX, Inc. In December 1999, JDS Uniphase acquired SIFAM Limited and Oprel Technologies, Inc. In April 2000, JDS Uniphase acquired Cronos Integrated Microsystems, Inc. and Fujian Casix Laser Inc. The Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations of JDS Uniphase and OCLI do not include on a pro forma basis these acquisitions since collectively, they are not significant to JDS Uniphase.

Unaudited Pro Forma Condensed Combined Consolidated
Statement of Operations
JDS Uniphase and OCLI
Year ended June 30, 1999
(in thousands, except per share data)

                                 JDS
                               Uniphase                              Pro Forma
                              (Pro Forma                                JDS
                               Uniphase                  Pro          Uniphase
                               and JDS                  Forma           and
                                FITEL                  Adjust-          OCLI
                              Combined)      OCLI       ments         Combined
                             ------------ ---------- ------------   ------------
Net sales...................    $587,889   $291,751     ($85,278)(B)   $794,362
Cost of sales...............     284,358    197,233      (85,278)(B)    396,313
                             ------------ ---------- ------------   ------------
  Gross profit..............     303,531     94,518          --         398,049

Operating expenses:
  Research and development..      52,544     19,384          --          71,928
  Selling, general, and
   administrative...........      71,488     44,665          (85)(A)    116,068
  Amortization of purchased                              319,078 (A)
   intangibles..............     687,502      1,204       (1,204)(A)  1,006,580
  Acquired in-process
   research and development.     210,400      2,906          --         213,306
  Other operating expenses..       6,759      7,188          --          13,947
                             ------------ ---------- ------------   ------------
Total operating expenses....   1,028,693     75,347      317,789      1,421,829
                             ------------ ---------- ------------   ------------
Income (loss) from
 operations.................    (725,162)    19,171     (317,789)    (1,023,780)
Interest and other
 income, net................      10,395     (2,641)         --           7,754
                             ------------ ---------- ------------   ------------
Income (loss) before
 income taxes...............    (714,767)    16,530     (317,789)    (1,016,026)
Income tax expense
 (benefit)..................      (2,511)     5,748                       3,237
Minority interest...........        --        1,287          --           1,287
                             ------------ ---------- ------------   ------------
Net income (loss)...........   ($712,256)    $9,495    ($317,789)   ($1,020,550)
                             ============ ========== ============   ============

Basic earnings (loss)
 per share..................      ($1.12)     $0.78              (C)     ($1.50)
                             ============ ==========                ============
Diluted earnings (loss)
 per share..................      ($1.12)     $0.73              (C)     ($1.50)
                             ============ ==========                ============
Average number of shares
 outstanding................     635,552     12,153                     680,664
                             ============ ==========                ============
Average number of shares
 outstanding assuming
 dilution ..................     635,552     12,947                     680,664
                             ============ ==========                ============

See accompanying notes to JDS Uniphase and OCLI unaudited pro forma condensed combined consolidated financial statements.

Unaudited Pro Forma Condensed Combined Consolidated
Statement of Operations
JDS Uniphase and OCLI
Nine Months ended March 31, 2000
(in thousands, except per share data)

                                                                     Pro Forma
                                                                        JDS
                                                         Pro          Uniphase
                                                        Forma           and
                                 JDS                   Adjust-          OCLI
                               Uniphase      OCLI       ments         Combined
                             ------------ ---------- ------------   ------------
Net sales...................    $906,401   $313,675    ($182,660)(B)  1,037,416
Cost of sales...............     466,571    222,907     (169,579)(B)    519,899
                             ------------ ---------- ------------   ------------
  Gross profit..............     439,830     90,768      (13,081)       517,517

Operating expenses:
  Research and development..      72,160     24,291       (5,968)(B)     90,483
  Selling, general, and                                      (64)(A)
   administrative...........     110,707     32,214       (7,902)(B)    134,955
                                                         239,309 (A)
  Amortization of purchased                               (2,163)(A)
   intangibles..............     607,651      2,163      (53,291)(B)    793,669
  Acquired in-process
   research and development.     103,746        --       (84,065)(A)     19,681
  Other operating expenses..         --        (307)       --              (307)
                             ------------ ---------- ------------   ------------
Total operating expenses....     894,264     58,361       85,856      1,038,481
                             ------------ ---------- ------------   ------------
Income (loss) from
 operations.................    (454,434)    32,407      (98,937)      (520,964)
Interest and other
 income, net................      26,239      1,999         (484)(B)     27,754
                             ------------ ---------- ------------   ------------
Income (loss) before
 income taxes...............    (428,195)    34,406      (99,421)      (493,210)
Income tax expense
Income tax expense..........      57,765     12,680        --            70,445
                             ------------ ---------- ------------   ------------
Net income (loss)...........   ($485,960)   $21,726     ($99,421)     ($563,655)
                             ============ ========== ============   ============

Basic earnings (loss)
 per share..................      ($0.70)     $1.54              (C)     ($0.76)
                             ============ ==========                ============
Diluted earnings (loss)
 per share..................      ($0.70)     $1.37              (C)     ($0.76)
                             ============ ==========                ============
Average number of shares
 outstanding................     696,050     14,071                     738,076
                             ============ ==========                ============
Average number of shares
 outstanding assuming
 dilution ..................     696,050     15,813                     738,076
                             ============ ==========                ============

See accompanying notes to JDS Uniphase and OCLI unaudited pro forma condensed combined consolidated financial statements.

Notes to Unaudited Pro Forma
Condensed Combined Consolidated Statement of Operations
of JDS Uniphase and OCLI

(A)     Basis of Pro Forma Presentation

The JDS Uniphase Pro Forma Condensed Combined Consolidated Statements of Operations provide for the exchange of 3.712 shares of JDS Uniphase common stock for each outstanding share of OCLI common stock. In addition, JDS Uniphase issued options in exchange for outstanding OCLI options with the number of shares and the exercise price appropriately adjusted by the exchange ratio.

The Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations reflect the issuance of 54.0 million shares of JDS Uniphase common stock for all the outstanding shares of OCLI common stock as of February 4, 2000, the exchange ratio of 3.712 (adjusted for a 2-for-1 stock split as of March 10, 2000) for each share of OCLI common stock and an average market price for JDS Uniphase common stock of $45.09 per share. The average market price per share of JDS Uniphase common stock is based on the average closing price for a range of trading days (October 28 through November 10, 1999) around the announcement date (November 4, 1999) of the merger. JDS Uniphase issued options to purchase 6.4 million shares of JDS Uniphase common stock at a weighted average exercise price of $5.08. The fair value of the options, estimated at $267.2 million at the time of acquisition, as well as estimated direct transaction expenses of $8.3 million, have been included as a part of the total estimated purchase cost.

The total estimated purchase cost of the OCLI merger is as follows (in thousands):

Value of securities issued	$2,432,081
Assumption of OCLI options	267,184
2,699,265
Estimated transactions costs and expenses	8,274
Total estimated purchase cost	$2,707,539

The preliminary purchase price allocation is as follows (in thousands):
	Amount	Annual Amortization	Useful Lives
Purchase Price Allocation:
Tangible nets assets	$ 253,172	n/a	n/a
Intangible assets acquired:
Developed technology:
Telecommunications	115,123	$ 19,187	6 years
Flex Products	92,210	6,479	10-15 years
Applied Photonics	1,009	202	5 years
Information Industries	23,921	2,392	10 years
Propriety know-how	161,865	15,640	6-15 years
Trademark and tradename	38,523	3,852	10 years
Assembled workforce	14,368	2,395	6 years
In-process research and development	84,065	n/a	n/a
Goodwill	1,927,381	268,931	7.2 years
Deferred tax liabilities	(4,098)	n/a	n/a
Total estimated purchase price allocation	$2,707,539	$319,078

An independent appraiser performed an allocation of the total purchase price of OCLI to its individual assets. The purchase price allocation is preliminary and, therefore, subject to change based on further analysis. Of the total purchase price, $84.1 million has been allocated to in-process research and development and charged to expense in the quarter ending March 31, 2000. Due to their non-recurring nature, the in-process research and development attributed to the OCLI transaction has been excluded in the pro forma statements of operations. The remaining purchase price has been allocated to specifically identifiable assets acquired, including an adjustment to write up inventory and property and equipment of OCLI to fair value by $40.5 million.

After allocating value to the in-process research and development projects and OCLI's tangible assets, specific intangible assets were then identified and valued. The related amortization of the identifiable intangible assets is reflected as a pro forma adjustment to the Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations. The identifiable assets include existing technology, proprietary know-how, trademarks and tradenames, and assembled workforce.

The acquired existing technology, which is comprised of products that are already technologically feasible, includes products that are manufactured and marketed by OCLI's Telecommunications, Flex Products, Applied Photonics, and Information Industries groups. JDS Uniphase is amortizing the acquired existing technology of approximately $232.3 million on a straight-line basis over an average estimated remaining useful life of 8.2 years.

The acquired proprietary know-how represents OCLI trade secrets and patents developed through years of experience designing and manufacturing thin film products. This know-how enables OCLI to develop new and improve existing thin film products, processes and manufacturing equipment, thereby providing OCLI with a distinct advantage over its competitors and a reputation for technological superiority in the industry. JDS Uniphase is amortizing the proprietary know-how of approximately $161.9 million on a straight-line basis over an average estimated remaining useful life of 10.4 years

The trademarks and trade names include the OCLI trademark and trade name as well as all branded OCLI products such as GlareGuard® and processes such as MetaMode®. JDS Uniphase is amortizing the trademark and trade names of approximately $38.5 million on a straight-line basis over an estimated remaining useful life of 10 years.

The acquired assembled workforce is comprised of over 1,400 skilled employees across OCLI's General and Administration, Science and Technology, Sales and Marketing, and Manufacturing groups. JDS Uniphase is amortizing the value assigned to the assembled workforce of approximately $14.4 million on a straight-line basis over an estimated remaining useful life of 6 years.

Goodwill, which represents the excess of the purchase price of an investment in an acquired business over the fair value of the underlying net identifiable assets, is being amortized on a straight-line basis over its estimated remaining useful life of 7.2 years.

Due to its non-recurring nature, the in-process research and development attributed to the OCLI transaction has been excluded in the pro forma statements of operations. OCLI's Telecommunications, Flex Products, Information Industries, and Applied Photonics divisions are currently developing new products and processes that qualify as in-process research and development.

The in-process research and development relates to sophisticated optical components, filters and materials that manage light propagation in today's most advanced telecommunications systems, projection display engines and state of the art optically variable security devices. The in-process research and development is comprised of three main categories: (1) thin film filters and switches,(2) optical display and projection products, and (3) light interference pigments.

The following is a brief description of each acquired in-process research and development project as of the date of the merger:

Thin film filters and switches. The main application for these products is to control the reflection, refraction, transmission and absorption of lightwave signals that are transmitted through fiber optic cables. OCLI's current development efforts are directed toward improved spectral precision and enhanced wavelength division capability of the filters and switches. Products in-process include switches, filter lock lasers, add-drop multiplexers and dispersion compensators which are in the exploratory through the prototype stages of the development cycle. OCLI expects the development cycle to range between 3 and 25 months with expected completion dates from the second quarter of calendar year 2000 through the first quarter of calendar year 2002. Development costs incurred on those products to date are approximately $7.6 million with estimated cost to complete of approximately $22.0 million which OCLI expects to incur ratably for the remainder of the development cycle. OCLI believes the associated risks of developing these products to commercial viability include potential difficulties meeting customer and market performance specifications and competition from products using competing technologies that offer comparable functionality.

Optical display and projection products. The main application for this product is to control the brightness, contrast and resolution of next generation display products including computer displays, digital image projectors, flat panel displays, scanners and personal digital assistants (commonly known as PDAs). The performance of these products is highly dependent upon optical components utilizing thin film filter technology coupled with increasingly smaller size and weight requirements. OCLI is currently in the prototype stage of the development cycle for this product family and expects the development cycle to continue for approximately 9 months with completion expected in the third quarter of calendar year 2000. Development costs incurred to date are approximately $6.0 million with estimated cost to complete of approximately $3.0 million which OCLI expects to incur ratably for the remainder of the development cycle. OCLI believes the associated risks of developing these products to commercial viability include potential difficulties meeting customer and market performance specifications and competition from products using competing technologies that offer comparable functionality.

Light interference pigments. The main application for this product is to achieve unique color shifting characteristics in security products and decorative surface treatments. Security related products include bank notes, passports, credit cards, tax stamps and brand protection labels. Decorative surface treatments include automotive paint, cosmetics, electronic cases and apparel. OCLI is currently in the prototype stage of the development cycle for this product family and expects the development cycle to continue for approximately 12 months with completion expected in the first quarter of calendar year 2001. Development costs incurred to date are approximately $8.2 million with estimated cost to complete of approximately $11.3 million which OCLI expects to incur ratably for the remainder of the development cycle. OCLI believes the associated risks of developing these products to commercial viability include meeting customer and market performance specifications, meeting customer and market volume requirements and competition from products using competing technologies that offer comparable functionality.

Value Assigned to In-Process Research and Development

The value assigned to in-process research and development was determined by considering the importance of each project to the overall development plan, estimating costs to develop the purchased in-process research and development into commercially viable products, estimating the resulting net cash flows from the projects when completed and discounting the net cash flows to their present value. The revenue estimates used to value the purchased in-process research and development were based on estimates of relevant market sizes and growth factors, expected trends in technology and the nature and expected timing of new product introductions by OCLI and its competitors.

The rates utilized to discount the net cash flows to their present value are based on OCLI weighted average cost of capital and the weighted average return on assets. Given the nature of the risks associated with the difficulties and uncertainties in completing each project and thereby achieving technological feasibility, anticipated market acceptance and penetration, market growth rates and risks related to the impact of potential changes in future target markets, the weighted average cost of capital was adjusted. Based on these factors, discount rates of 18 to 25%, 25% and 18% were deemed appropriate for thin film filters, optical display and projection products and light interference pigments, respectively. The estimates used in valuing in-process research and development were based upon assumptions we believe to be reasonable but which are inherently uncertain and unpredictable. Our assumptions may be incomplete or inaccurate, and no assurance can be given that unanticipated events and circumstances will not occur. Accordingly, actual results may vary from the projected results. Any such variance may result in a material adverse effect on OCLI's financial condition and results of operations.

With respect to the acquired in-process technologies, the calculations of value were adjusted to reflect the value creation efforts of OCLI prior to the merger. Following are the estimated completion percentages and technology lives:
Project	Percent Completed	Expected Technology Life
Thin film filters	26%	6-10 years
Optical display and projection products	67%	10 years
Light interference pigments	42%	10-15 years

The value assigned to each acquired in-process research and development project is as follows (in millions):
Thin film filters	$56.9
Optical display and projection products	14.4
Light interface pigments	12.8
Total acquired in-process research and development	$84.1

A portion of the purchase price has been allocated to developed technology and acquired in-process research and development. Developed technology and in- process research and development were identified and valued through extensive interviews, analysis of data provided by OCLI concerning developmental products, their stage of development, the time and resources needed to complete them, if applicable, their expected income generating ability, target markets and associated risks. The Income Approach, which includes an analysis of the markets, cash flows and risks associated with achieving such cash flows, was the primary technique utilized in valuing the developed technology and in-process research and development.

Where developmental projects had reached technological feasibility, they were classified as developed technology, and the value assigned to developed technology was capitalized. Where the developmental projects had not reached technological feasibility and had no future alternative uses, they were classified as in-process research and development and charged to expense upon closing of the merger. OCLI estimates that a total investment of $36.3 million in research and development over the next 25 months will be required to complete the in-process research and development. The nature of the efforts required to develop the purchased in-process research and development into commercially viable products principally relate to the completion of all planning, designing, prototyping, verification and testing activities that are necessary to establish that the products can be produced to meet their design specifications, including functions, features and technical performance requirements.

(B)     Pro Forma Adjustments to Results of Operations

Sales between JDS Uniphase and OCLI have been eliminated for pro forma presentations.

(C)     Pro Forma Net Loss Per Share

The pro forma basic and dilutive net loss per share are based on the weighted average number of shares of JDS Uniphase common stock outstanding during each period and weighted average number of OCLI shares of common stock outstanding multiplied by the exchange ratio. Shares issued in connection with the OCLI merger on February 4, 2000 have been eliminated in the calculation of the number of weighted average shares outstanding for the nine month period ended March 31, 2000. Dilutive securities including the replacement OCLI options are not included in the computation of pro forma dilutive net loss per share as their effect would be anti-dilutive.

Item 7.     Pro Forma Information and Exhibits (continued)

(C)     Exhibits

23.1      Consent of Deloitte & Touche LLP, Independent Auditors.

23.2      Consent of KPMG LLP, Independent Accountants

The documents listed below have been filed by OCLI under the Exchange Act with the Commission and are incorporated herein by reference:

  OCLI's Annual Report on Form 10-K for the year ended October 31, 1999.

SIGNATURES

Pursuant to the requirement of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JDS Uniphase Corporation

By:	/s/ Anthony R. Muller

Anthony R. Muller
Executive Vice President of Finance and CFO

Date: May 22, 2000